Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

USD Partners LP
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No.333-214565) and Form S-8 (No. 333-228260 and 333-201275) of USD Partners LP of our report dated March 3, 2022, relating to the consolidated financial statements, and the effectiveness of USD Partners LP's internal control over financial reporting which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
Houston, Texas
March 3, 2022